UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13101 Preston Road, Suite 100

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On February 3, 2011, CornerWorld Corporation (the “Company”) and Ned B. Timmer (“Timmer”) (collectively the “Parties”), entered into a Settlement Agreement (the “Agreement”) the principal terms of which are as follows:

•

Timmer will cancel an aggregate of $6.1 million principal on outstanding notes payable.  These notes are comprised of the Secured Debenture, dated as of February 23, 2009, issued by Woodland Holdings Corporation to Timmer, and the Purchase Money Note dated as of February 23, 2009, issued by Woodland Holdings Corporation to Timmer.  These notes had outstanding balances totaling $1.9 million and $4.2 million as of February 3, 2011, respectively.

•

Timmer will return all collateral stock certificates/membership interests of the Company’s subsidiaries in his possession, including Woodland Holdings Corporation, T2TV, LLC, West Michigan Co-Location Services, LLC, Woodland Wireless Solutions, LTD and S Squared, LLC, T2 Communications, LLC and Phone Services and More, LLC.

•

Timmer will return all CornerWorld common stock beneficially owned by him representing approximately 35% of the total outstanding stock of the Company.  This includes 31,450,000 shares held by the Ned Timmer Trust and 2,100,000 shares in the name of Ned Timmer.  In addition, Timmer shall return 400,000 shares held by HCC Foundation and warrants to purchase 2,750,000 shares.  Finally, Timmer agrees that he will never purchase, own or control any CornerWorld Common stock.

•	Timmer will immediately resign from the CornerWorld Board of Directors, will resign his position as an officer of the Company and his employment agreement will be terminated.

•

On or prior to March 30, 2011, CornerWorld will pay Timmer (1) $6.0 million in cash (the “Lump Sum Payment”) and (2) a Promissory Note (the “Note”) for $1.8 million.  The Note shall be payable in five annual payments of $360,000 with the first payment coming due April 30, 2012. In addition, the Note shall bear interest at 10%.  The Note shall be secured by existing collateral held by Timmer as set forth in the Pledge and Security Agreements dated February 23, 2009 made by the Company, CornerWorld, Inc., Enversa Companies, LLC, Woodland Holdings Corp., Woodland Wireless Solutions Ltd., S Squared LLC, West Michigan Co-Location Services, LLC and T2 TV, LLC in favor of Ned B. Timmer and will be subordinated to any third party financing of the Lump Sum Payment, among other things.

•	The lease between Woodland Holdings, a CornerWorld subsidiary, and Sol Danzer Enterprises, LLC (“SD”) will be terminated.

•

The Parties agree that the second closing of the Unit Purchase Agreement for the purchase of 100% of the member voting units of T2 Communications, LLC and Phone Services and More, LLC shall take place contemporaneously with the funding of the Lump Sum Payment.

•	The Parties agree to dismiss all legal proceedings within 5 business days of the funding of the Lump Sum Payment.

The Agreement is contingent upon the Company obtaining third party financing for the Lump Sum Payment by March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: February 17, 2011	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer